Exhibit 99.1

FOR IMMEDIATE RELEASE
September 8, 2025

Copper Property CTL Pass Through Trust Announces Purchase and Sale Agreement Amendment

Jersey City, New Jersey – Copper Property CTL Pass Through Trust (the “Trust”) announced today that on September 8, 2025, the Trust and an affiliate of Onyx Partners, Ltd. of Boston, MA (the “Buyer”), entered into a Second Amendment to its Purchase and Sale Agreement (as amended, the “Agreement”) for the sale of the Trust’s portfolio of remaining properties (collectively, the “Properties”).

The Amendment extended the scheduled closing date to October 8, 2025, which may be further extended under certain specified circumstances. While the Trust strongly believes that all conditions for closing as required by the Agreement will be satisfied, the Amendment was entered into to allow sufficient time to complete all steps required for the closing.

On September 4, 2025, the Trust completed the sale of two properties in accordance with right of first refusals (ROFR) in favor of adjoining property owners. The total purchase price for the two properties was equal to the $12.4 million total amount allocated under the Agreement for those properties. Accordingly, an adjustment to the purchase price under the Agreement in the amount of $12.4 million was made to bring the total purchase price under the Agreement to $935 million in an all-cash transaction, subject to customary closing adjustments and prorations.

Additional information, including the Trust’s Monthly and Quarterly Reports, as well as other filings with the SEC can be accessed via the Trust’s website at www.ctltrust.net.

About Copper Property CTL Pass Through Trust
Copper Property CTL Pass Through Trust (the “Trust”) was established to acquire 160 retail properties and 6 warehouse distribution centers (the “Properties”) from J.C. Penney as part of its Chapter 11 plan of reorganization. The Trust’s operations consist solely of owning, leasing and selling the Properties. The Trust’s objective is to sell the Properties to third-party purchasers as promptly as practicable. The Trustee of the trust is GLAS Trust Company LLC. The Trust is externally managed by an affiliate of Hilco Real Estate LLC. The Trust is intended to be treated, for tax purposes, as a liquidating trust within the meaning of United States Treasury Regulation Section 301.7701-4(d). For more information, please visit https://www.ctltrust.net/.

Forward Looking Statement
This news release contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “our vision,” “plan,” “potential,” “preliminary,” “predict,” “should,” “will,” or “would” or the negative thereof or other variations thereof or comparable terminology and include, but are not limited to, the Trust’s expectations or beliefs concerning future events and stock price performance. The Trust has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Trust believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These factors, including those discussed in the Trust’s Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a further list and description of such risks and uncertainties, please refer to the Trust’s filings with the SEC that are available at www.sec.gov. The Trust cautions you that the list of important factors included in the Trust’s SEC filings may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this news release may not in fact occur. The Trust undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACT

Larry Finger | Principal Financial Officer Copper Property CTL Pass Through Trust 310-526-1707 | lfinger@ctltrust.net	Jessica Cummins | Sr VP Finance & Accounting Copper Property CTL Pass Through Trust 847-313-4755 | jcummins@hilcoglobal.com